CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

CONFIDENTIAL SETTLEMENT AGREEMENT

This CONFIDENTIAL SETTLEMENT AGREEMENT (“Agreement”) is made and entered into as of this 26th day of August, 2016 by and between IRONCLAD PERFORMANCE WEAR CORPORATION (“IRONCLAD”), a Nevada corporation having its principal place of business at 1920 Hutton Court, Suite 300, Farmers Branch, Texas 75234, and ORR SAFETY CORPORATION (“ORR SAFETY”), a Kentucky corporation having its principal place of business at 11601 Interchange Dr., Louisville, Kentucky 40229 (Ironclad and ORR Safety are each a “Party” and are collectively the “Parties”).

RECITALS:

A.       The Parties entered into that certain Exclusive License and Distributorship Agreement dated January 6, 2009, and amended on January 27, 2015 (the “Distributorship Agreement”);

B.       The Parties also entered into that certain Sub-Distributorship Agreement dated July 22, 2010, and amended on January 27, 2015 (the “Sub-Distributorship Agreement”);

C.       The Parties also entered into that certain Memorandum of Understanding dated December 11, 2013 relating to the Distributorship Agreement and the Sub-Distributorship Agreement (the “Memorandum of Understanding”) (collectively the Distributorship Agreement, the Sub-Distributorship Agreement and the Memorandum of Understanding are referred to herein as the “Distribution Agreements”);

D.       Ironclad filed suit against ORR Safety on September 28, 2015 in the District Court of Dallas County, Texas styled Ironclad Performance Wear Corporation v. ORR Safety Corporation, Cause No. DC-15-11878 seeking, among other things, damages based on alleged breaches of the Distributorship Agreement;

E.       On October 23, 2015 ORR Safety filed a counterclaim seeking damages based on alleged breaches of the Distributorship Agreement and the Sub-Distributorship Agreement, and alleged tort claims (the “Counterclaim”). On the same day, ORR Safety removed the case to the United States District Court for the Northern District of Texas, Dallas Division, and the case was subsequently styled Ironclad Performance Wear Corporation v. ORR Safety Corporation, Case No. 15-cv-03453-D (N.D. Tex.) (the “Litigation”);

F.       Each Party denies the claims brought against it in the Litigation; and

G.       The Parties entered into that certain Agreement in Principle to settle the Litigation on August 10, 2016 (the “Agreement in Principle”) which contemplates that the Parties enter into this Agreement.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

 AGREEMENT:

1.       NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

2.       [***]. Within five (5) business days of filing of the Stipulation of Dismissal With Prejudice of the Litigation, a copy of which is attached as Attachment A, [***] shall pay [***] to [***] in immediately available funds (“Settlement Proceeds”). Further, [***] shall be responsible for all federal, state, and local taxes related to its receipt of the Settlement Proceeds. [***] agrees to defend and indemnify the [***] Released Parties (as defined in Section [***]) for any tax liability or penalty assessed against any [***] Released Party as a result of the receipt by [***] of the payment of the Settlement Proceeds, and agrees that [***] shall bear any and all costs, including, but not limited to, penalties and attorneys' fees, related to any such assessment against any [***] Released Party, including any such costs incurred by any [***] Released Party.

3.       Delivery of Certain Gloves to [***]. Within thirty (30) business days of the dismissal of the Litigation, [***] shall deliver, DDP to [***] , what was shown on an inventory sheet on August 10, 2016 to be approximately [***] gloves in assorted sizes, an inventory of which is attached as Attachment B (the “[***] Gloves”). [***] shall receive the [***] Gloves “as is” without any rights of return or exchange; however, [***] represents and warrants that the [***] Gloves are merchantable, new, and in good condition, and that the [***] Gloves can be sold as the same.

4.       Termination of All Existing and Prior Written Agreements. The Distribution Agreements, and all other agreements between the parties, are and remain terminated, with no surviving provisions. Any rights under such Distribution Agreements are subject to the releases provided in this Agreement.

5.       Distribution Rights. ORR Safety has the non-exclusive right to distribute any “KONG” safety gloves (all sizes), and all other Ironclad gloves available generally for distribution to all Ironclad distributors, pursuant to the terms of the Non-Exclusive Distribution Agreement attached as Attachment C.

6.       The Patent. ORR Safety represents and warrants to Ironclad that, to the best of its knowledge, Attachment D constitutes a true and complete list of the manufacturers and catalogue styles of all gloves that it currently distributes, sells or offers for sale as of the date of the Agreement in Principle (the "Pipeline Gloves"). ORR Safety further represents and warrants to Ironclad that, to the best of its knowledge and other than certain non-engineered gloves made to specification for private label, all of the Pipeline Gloves are standard catalogue items of the respective manufacturers and that none of the Pipeline Gloves are specifically made as a “custom” style for distribution or sale by ORR Safety. Ironclad agrees that ORR Safety may continue to sell the Pipeline Gloves, irrespective of whether such Pipeline Gloves actually or allegedly infringe on the U.S. Patent No. 9,241,519 (filed Sept. 19, 2008) (the "Patent"). Further, Ironclad covenants not to sue ORR Safety or its Affiliates (as defined below), or any of their respective directors, managers, officers, employees, agents, attorneys, representatives, successors or assigns, nor any customer or distributor with respect to those Pipeline Gloves purchased from ORR Safety, nor any of their respective directors, managers, officers, employees, agents, attorneys, representatives, successors or assigns (collectively, “Downstream Acquirors”), based on any alleged infringement of the Patent with as a result of the purchase or sale of any of the Pipeline Gloves. For the sake of clarity, nothing in this Agreement shall prevent Ironclad from suing any manufacturer, distributor or any other third party who distributes or sells any Pipeline Gloves to ORR Safety, and ORR Safety expressly agrees to cooperate with and provide reasonable assistance to Ironclad in connection with any such suit. To the extent Ironclad reasonably believes ORR Safety is selling or distributing any gloves other than the Pipeline Gloves that allegedly infringe the Patent, Ironclad shall provide ORR Safety at least sixty (60) days’ prior written notice before Ironclad files any litigation alleging infringement of the Patent against ORR Safety or any party Ironclad actually knows to be a Downstream Acquiror. Said notice shall provide a description of the basis of Ironclad’s assertions in reasonable detail, and provide ORR Safety the opportunity to cure any alleged infringement or to discontinue selling (and/or cause any such Downstream Acquiror the opportunity to cure any alleged infringement or to discontinue selling) the gloves in question, without further recourse by Ironclad. Ironclad agrees that the list of Pipeline Gloves contained in Attachment D will be considered “Confidential” as that it is defined in the January 15, 2016 Agreed Protective Order (DN-25) (the “Protective Order”), and that Ironclad will not publish or disseminate the same.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

7.       Releases by Ironclad. [***], Ironclad, for itself and its successors and assigns, and for all other persons or entities claiming by, through or under any of them, hereby fully and forever remises, releases, acquits and discharges ORR Safety and its Affiliates and their respective directors, managers, officers, employees, agents, attorneys, distributors, representatives, successors, parent companies, subsidiary companies, and assigns (each an “ORR Safety Released Party” and collectively, the “ORR Safety Released Parties”), and each of them, of and from any and all manner of actions, causes of action, suits, sums of money, accounts, reckonings, covenants, controversies, agreements, promises, damages, judgments, proceedings, executions, debts, obligations, liabilities, liens, security interests, claims and demands of any nature whatsoever, whether at law, in equity or otherwise, whether in tort, contract or otherwise, whether pursuant to any statute, ordinance, regulation, rule of common law or otherwise, whether direct or indirect, whether punitive or compensatory, whether known or unknown, whether presently discoverable or undiscoverable, whether suspected or claimed, and whether fixed, contingent or otherwise (collectively, “Claims”), which Ironclad ever had, now has or may have against any ORR Safety Released Party, or which any Ironclad Released Party ever had, now has or may have against any ORR Safety Released Party, in either case based in whole or in part on any contract, agreement, arrangement, commitment, loan, advance, offer, facts, conduct, activities, omissions, transactions, events or circumstances, whether known or unknown, which may now exist or which may have existed, occurred, happened, arisen or transpired at any time prior to or on the date hereof, including without limitation, any Claims related to or arising from the Distribution Agreements, the Litigation, or any claims made by or which could have been made by any party in the Litigation. In connection with the releases granted in this Section 7 and in Section 8, the term “Affiliate” and “Affiliates” of a Party, means and refers to any other entity that, directly or indirectly, controls, is controlled by or is under common control with, that Party. For purposes of this definition, “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any entity, shall mean the possession, directly or indirectly, of the power to direct and/or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

8.       Releases by ORR Safety. Concurrently with the effectiveness of the release being given in Section 7, ORR Safety, for itself and its successors and assigns, and for all other persons or entities claiming by, through or under any of them, hereby fully and forever remises, releases, acquits and discharges Ironclad and its Affiliates (including Ironclad Nevada, Ironclad California, and Ironclad Performance Wear Corporation, Indonesia) and their respective directors, managers, officers, employees, agents, attorneys, distributors, representatives, heirs, personal representatives, successors, assigns and Vibram USA, Inc. and Vibram S.p.A., and each of their respective Affiliates (each an “Ironclad Released Party” and collectively, the “Ironclad Released Parties”), and each of them, of and from any and all Claims which ORR Safety ever had, now has or may have against any Ironclad Released Party, or which ORR Safety ever had, now has or may have against any Ironclad Released Party, in either case based in whole or in part on any contract, agreement, arrangement, commitment, loan, advance, offer, facts, conduct, activities, omissions, transactions, events or circumstances, whether known or unknown, which may now exist or which may have existed, occurred, happened, arisen or transpired at any time prior to or on the date hereof, including without limitation, any Claims related to or arising from the Distribution Agreements, the Litigation, or any claims made by or which could have been made by any party in the Litigation.

9.       Waiver and Relinquishment of Rights Under Civil Code Section 1542. The Parties hereby acknowledge that they may hereafter discover facts different from, or in addition to, those which they now claim or believe to be true with respect to the claims released herein, and agree that this Agreement shall be and remain effective in all respects notwithstanding the discovery of such different or additional facts. To the extent it applies, the Parties hereby acknowledges that it is knowingly and voluntarily waiving its rights under Section 1542 of the California Civil Code, which provides:

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS STATEMENT WITH THE DEBTOR.

The Parties intend the releases contained in Sections 7, 8 and 9 to be general, unconditional releases in the broadest sense.

10.       Distributors and Resellers. The Parties acknowledge that certain claims in the Litigation revolved around Parties’ relationships with manufacturers, distributors, and resellers of gloves. For the avoidance of doubt, the releases given in Sections 7 and 8 release all claims by Ironclad and ORR Safety against the other for any alleged improper acts or omissions of the Parties that relate in any way to relationships with manufacturers, distributors, and resellers of gloves, including but not limited to Vibram USA, Inc. and Vibram S.p.A.

11.       Consultation with Legal Counsel, etc. The Parties acknowledge and agree that (a) the releases in Sections 7 and 8 of this Agreement have been specifically negotiated and are essential and material terms of this Agreement and a material part of the consideration for the execution and delivery of this Agreement, (b) the Parties have had the opportunity to consult with legal counsel of their own choosing prior to signing this Agreement and accepting the provisions of this Agreement, including but not limited to the releases set forth in Sections 7 and 8 of this Agreement, and the Parties voluntarily and knowingly have signed this Agreement and accept and agree to the provisions of this Agreement, including but not limited to the releases set forth in Sections 7 and 8 of this Agreement.

12.       Dismissal With Prejudice. Upon execution of this Agreement, the Parties shall file in the Litigation a Stipulation of Dismissal with Prejudice in the form substantially similar to that attached as Attachment A. Each Party shall bear its own attorneys’ fees in carrying out this provision.

13.       Amendments, etc. No waiver, termination, amendment or other modification of any provision of this Agreement, and no consent to any departure by the Parties from any provision of this Agreement, will in any event be effective unless the same shall be in writing and signed by the Parties (or any of their successors), and then such waiver of consent will be effective only in the specific instance and for the specific purpose for which it is given; provided that no waiver, termination, amendment, other modification or consent, will amend or otherwise modify Sections 7 or 8 of this Agreement.

14.       Entire Agreement. This Agreement constitutes the entire Agreement by and among Ironclad and ORR Safety with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings and negotiations, both written and oral, by and between the Parties with respect to the subject matter of this Agreement, including without limitation, the Agreement in Principle. No representation, warranty, inducement, promise, understanding or condition which is not set forth in this Agreement has been made or relied upon by the Parties.

15.       No Waiver, Remedies Cumulative. No failure by any of the Parties to exercise, and no delay by any such Party in exercising any power, right or remedy under this Agreement will operate as a waiver of such power, right or remedy, and no single or partial exercise of any such power, right or remedy will preclude the further exercise of such power, right or remedy or any other power, right or remedy. The rights and remedies provided in this Agreement will be cumulative and not exclusive of any rights or remedies provided by law.

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

16.       No Third Party Beneficiaries. No provision in this Agreement is intended or shall create any rights with respect to the subject matter of this Agreement in any third party, other than with respect to third parties that are expressly released pursuant to the terms of Sections 7 and 8.

17.       Costs and Expenses. All Parties shall pay their own costs and legal fees relating to this Agreement. The consideration and payments described herein shall be the total paid or provided, and neither Party may file a motion for attorneys’ fees with the United States District Court for the Northern District of Texas, Dallas Division.

18.       Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

19.       Captions. The headings of the Articles, Sections, Subsections, Paragraphs and other divisions of this Agreement are included for convenience of reference only, and will not in any way limit or affect the construction or interpretation of any provision of this Agreement.

20.       Governing Law. This Agreement will be governed by, and construed in all respects in accordance with, the laws of the State of New York without regard to the conflicts of law rules of any state.

21.       Notices. All notices, requests, demands, directions, consents and other communications to any party under or in connection with this Agreement will be in writing and will be sent via certified or registered mail, return receipt requested, via telephone facsimile transmission, via personal delivery, or via express courier or delivery service, addressed to such party at such party's address or telephone facsimile number as will be designated by such party in a written notice given to the other party complying as to delivery with the terms of this Section 21:

if to ORR Safety:

Jim Herr

ORR Safety Corporation

General Counsel

11601 Interchange Drive

Louisville, Kentucky 40229

jimh@orrcorp.com

with a copy to:

Benjamin C. Fultz

Fultz Maddox Dickens PLC

101 S. Fifth Street, 27th Floor

Louisville, Kentucky 40202

bfultz@fmdlegal.com

if to Ironclad:

William M. Aisenberg

Executive Vice President & Chief Financial Officer

Ironclad Performance Wear

1920 Hutton Court, Suite 300

Farmers Branch, Texas 75234

Bill.Aisenberg@ironclad.com

CONFIDENTIAL TREATMENT REQUESTED UNDER 17 C.F.R. §§ 200.80(b)(4) AND 240.24B-2 FOR PORTIONS OF THIS DOCUMENT MARKED AS FOLLOWS: [***]. CONFIDENTIAL INFORMATION FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

With a copy to:

Michael A. Sherman

Stubbs Alderton & Markiles, LLP

15260 Ventura Blvd., 20th Floor

Sherman Oaks, California 91403

masherman@stubbsalderton.com

All such notices, requests, demands, directions, consents and other communications will be deemed given when given and receipted for (or upon the date of attempted delivery when delivery is refused).

22.       Acknowledgement. Each of the Parties acknowledges that he, she or it has read this Agreement and that he, she or it fully knows, understands, and appreciates this Agreement and executes it voluntarily and of his, hers or its own free will. By executing this Agreement, each Party signifies his, hers or its assent to and willingness to be bound by its terms. The individual executing on behalf of any entity represents that he or she is authorized to execute this Agreement on its behalf.

23.       Confidentiality. The Parties agree that, subject to public reporting requirements, the terms of this Agreement shall be confidential and that the terms shall not be disclosed to any individual other than the Party’s employees, attorneys, consultants, or accountants. Ironclad agrees that it shall use all reasonable efforts and file all necessary papers with the Securities and Exchange Commission (the “SEC”) to treat this Agreement as confidential with respect to all items for which confidential treatment may be sought under the rules and regulations of the SEC.

24.       Public Statements. Each of the Parties agree that to the extent any Party makes any public statements about the Agreement, that Party shall state all or a combination of the following statements, and nothing more: a) that ORR Safety will continue to be an important distributor of the product but Ironclad can sell KONG gloves through any other distribution channel; b) that both Parties believe in the KONG brand; c) the KONG brand has significant value; d) the Parties will move forward together to sell products; e) both Parties are pleased with the terms of the settlement; and f) the remaining terms of this Agreement are confidential and cannot be disclosed.

25.       Litigation Documents. The Parties agree that any documents produced in the Litigation pursuant to the January 15, 2016 Agreed Protective Order (DN-25) (the “Protective Order”) shall be handled pursuant to Section 15 of the Protective Order.

26.       Execution by Counterpart. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

27.       No Construction Against Drafter. No inference in favor of, or against, any party to this Agreement will be drawn from the fact that such party has drafted any portion of this Agreement.

Signature Page Follows

In witness whereof, the Parties have executed this Agreement on the date first written above.

Ironclad Performance Wear Corporation

By: /s/ Jeff Cordes

Name: Jeff Cordes

Title: President & CEO

ORR Safety Corporation

By: /s/ Jeffrey S. Sweedler

Name: Jeffrey S. Sweedler

Title: President